Exhibit 10.1
Amicus has filed a registration statement (Registration Statement Number 333-158405) (including a prospectus) with the SEC for this offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Amicus has filed with the SEC that are incorporated by reference into the prospectus for more complete information about Amicus and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Amicus or the Placement Agent will arrange to send you the prospectus upon your request by calling Leerink Swann LLC, toll free, at 1-800-808-7525, Ext. 4814.
Form of
Subscription Agreement
February 25, 2010
Amicus Therapeutics, Inc.
6 Cedar Brook Drive
Cranbury, NJ 08512
Ladies and Gentlemen:
The undersigned (the “Investor”), hereby confirms and agrees with you as follows:
1. This Subscription Agreement (the “Agreement”) is made as of the date hereof between Amicus Therapeutics, Inc., a Delaware corporation (the “Company”), and the Investor.
2. The Company has authorized the sale and issuance to certain investors of up to an aggregate of [•] units (the “Units”), with each Unit consisting of (i) one share (each, a “Share” and collectively, the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”), and (ii) one warrant (each, a “Warrant” and collectively, the “Warrants”) to purchase 0.375 of a share of Common Stock (and the fractional amount being the “Warrant Ratio”), in the form attached hereto as Exhibit A, for a purchase price of $[•] per Unit (the “Purchase Price”). Units will not be issued or certificated. The Shares and Warrants are immediately separable and will be issued separately. The shares of Common Stock issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares” and, together with the Units, the Shares and the Warrants, are referred to herein as the “Securities.” All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Placement Agency Agreement dated as of the date hereof by and between Leerink Swann LLC (the “Placement Agent”) and the Company (the “Placement Agency Agreement”).
3. The offering and sale of the Units and the Warrant Shares (the “Offering”) are being made pursuant to (i) an effective Registration Statement on Form S-3 (Registration No. 333-158405) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) and declared effective on May 27, 2009, which includes the base prospectus (the “Base Prospectus”), (ii) if applicable, certain “free writing prospectuses” (as that term is defined in Rule 405 under the Securities Act of 1933, as amended), that have been or will be provided to the Investor on or prior to the date hereof (each, a “Delivered Free Writing Prospectus”) and (iii) a final prospectus supplement (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) containing certain supplemental information regarding the Units and terms of the Offering that will be filed with the SEC and provided to the Investor along with the Company’s counterpart to this Agreement or made available to the Investor by the filing by the Company of an electronic version thereof with the SEC. The Registration Statement, the documents incorporated by reference therein and all Delivered Free Writing Prospectuses are referred to herein collectively as the “Disclosure Package.”

4. The Company and the Investor agree that the Investor will purchase from the Company, and the Company will issue and sell to the Investor, the number of Units set forth below for the aggregate purchase price set forth below, pursuant to and subject to the Terms and Conditions for Purchase of Units attached hereto as Annex I, which are incorporated herein by reference as if fully set forth herein. Unless otherwise requested by the Investor no later than one (1) business day after the execution of this Agreement by the Investor and agreed to by the Company, the Shares included in the Units purchased by the Investor will be delivered by electronic book-entry at The Depository Trust Company (“DTC”), registered in the Investor’s name and address as set forth below and will be released by American Stock Transfer and Trust Company, the Company’s transfer agent (the “Transfer Agent”), to the Investor at the Closing (as defined in the Terms and Conditions for Purchase of Units). The executed Warrant included in the Units purchased by the Investor shall be delivered in accordance with the terms thereof. The Investor acknowledges that the Offering is not being underwritten by the Placement Agent and that there is no minimum offering amount. The Investor understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this subscription for Units, in whole or in part.
5. The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three (3) years with the Company or persons known to it to be affiliates of the Company, (b) it is not, and as of the Closing will not be, a member of the Financial Industry Regulatory Authority or an Associated Person (as such term is defined under the National Association of Securities Dealers Membership and Registration Rules Section 1011), and (c) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the Offering of the Units, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.
Exceptions: ___________________________________
(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)
6. The Investor confirms that it has had full access to all filings made by the Company with the SEC, including those portions of the Disclosure Package filed with the SEC, and that it was able to read, review, download and print each such filing prior to or in connection with the receipt of this Agreement along with the Delivered Free Writing Prospectus(es) and the Company’s counterpart to this Agreement. On or promptly following the date hereof, the Company will file the Prospectus Supplement with the SEC containing certain supplemental information regarding the Company and the Offering.
[Remainder of page intentionally left blank. Signature pages follow.]

Number of Units:
Purchase Price Per Unit:	$
Aggregate Purchase Price:	$
Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.
Dated as of February 25, 2010
Investor

Name of Investor

By:
Name:
Title:

[Signature Page to Subscription Agreement]

Agreed to and accepted as of February 25, 2010: Amicus Therapeutics, Inc.
By:
Name:
Title:

[Signature Page to Subscription Agreement]

Annex I
Terms and Conditions for Purchase of Units
A. Closings and Delivery of the Units and Funds.
1. Closing. The completion of the purchase and sale of the Units (the “Closing”) will occur at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agent, and of which the Investor will be notified in advance by the Placement Agent. At the Closing, (a) the Company will cause the Transfer Agent to deliver to the Investor the number of Shares set forth on the signature page hereto registered in the name of the Investor or, if so indicated on the Investor Questionnaire attached hereto as Exhibit B, in the name of a nominee designated by the Investor, (b) the Company shall cause to be delivered to the Investor a Warrant to purchase a number of whole Warrant Shares determined by multiplying the number of Shares set forth on the signature page by the Warrant Ratio and rounding down to the nearest whole number and (c) the aggregate purchase price for the Units being purchased by the Investor will be delivered by or on behalf of the Investor to the Company.
2. Other Investors. The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Units to them.
3. Placement Agent Fee. The Investor acknowledges that the Company intends to pay the Placement Agent a fee in respect of the sale of Units to the Investor.
4. Conditions to the Investor’s Obligations. The Investor’s obligation to purchase the Units will be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing Date, including without limitation, those contained in the Placement Agency Agreement, and the condition that the Placement Agent shall not have: (a) terminated the Placement Agency Agreement pursuant to the terms thereof or (b) determined that the conditions to the closing in the Placement Agency Agreement have not been satisfied. The Investor’s obligations are expressly not conditioned on the purchase by any or all of the Other Investors of the Units that they have agreed to purchase from the Company. The Investor understands and agrees that, in the event the Placement Agent in its sole discretion determines that the conditions to closing in the Placement Agency Agreement have not been satisfied or if the Placement Agency Agreement may be terminated for any other reason permitted by the Placement Agency Agreement, then the Placement Agent may, but shall not be obligated to, terminate the Placement Agency Agreement, which shall have the effect of terminating this Agreement pursuant to Section I below.
5. Delivery of Funds. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall remit by wire transfer the amount of funds equal to the aggregate purchase price for the Units being purchased by the Investor to the following account designated by the Company and the Placement Agent pursuant to the terms of that certain Escrow Agreement (the “Escrow Agreement”) dated as of February 25, 2010, by and among the Company, the Placement Agent and JPMorgan Chase Bank, N.A. (the “Escrow Agent”), unless the Company and the Investor agree to an alternative arrangement for such payment:

JPMorgan Chase Bank, N.A. ABA Routing Number:	021 000 021
Account Number:	865364558
Account Name:	JPM as EA for Amicus/Leerink

The Company agrees to indemnify and hold the Escrow Agent and the Placement Agent harmless from and against any and all liabilities, obligations, damages, losses, encumbrances, costs, expenses and claims (including, without limitation, court costs and reasonable attorneys fees) (“Losses”) arising under this Section A(5) or otherwise with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent or the Placement Agent, respectively. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent or the Placement Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent or the Placement Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Each of the Escrow Agent and the Placement Agent shall be a third party beneficiary with respect to the covenants and agreements of the Investor contained in this Section A(5).
6. Delivery of Shares. No later than one (1) business day after the execution of this Agreement by the Investor and the Company, the Investor shall direct its prime broker at which the account or accounts to be credited with the Shares being purchased by the Investor are maintained, which prime broker shall be a DTC participant, to set up a Deposit/Withdrawal at Custodian (“DWAC”) instructing the Transfer Agent to credit such account or accounts with the Shares by means of an electronic book-entry delivery. Such DWAC shall indicate the settlement date for the deposit of the Shares, which date shall be provided to the Investor by the Placement Agent. Unless the Company and the Investor agree to an alternative arrangement for payment of the Purchase Price for the Shares, upon receipt by the Company of the funds held in escrow pursuant to Section A(5) above, the Company shall direct the Transfer Agent to credit the Investor’s account or accounts with the Shares at the Closing pursuant to the information contained in such DWAC.
7. Notice to Investors. IT IS THE INVESTOR’S RESPONSIBILITY TO (a) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (b) ARRANGE FOR SETTLEMENT BY WAY OF DWAC IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE UNITS OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE SHARES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.
B. Representations, Warranties and Covenants of the Company.
1. The Company represents and warrants to the Investor that: (a) the Company has the full right, power and authority to enter into this Agreement and the Warrants and to perform and to discharge its obligations hereunder and thereunder; (b) this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms; and (c) the Warrants have been duly authorized and, when executed and delivered by the Company, will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, except, in the case of each of clauses (b) and (c), (x) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors; (y) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity; and (z) to the extent any indemnification provisions contained therein may further be limited by applicable laws and principles of public policy.

2. The Company represents and warrants to, and covenants with, the Investor that the shares of Common Stock and the Warrants to be issued and sold by the Company to the Investor under this Agreement and the Warrant Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement and the applicable Warrants, such shares of Common Stock and the Warrants will be validly issued, fully paid and non-assessable and free of any violation of statutory or contractual preemptive rights, resale rights, rights of first refusal or similar rights.
3. The Company represents and warrants to the Investor that no approval, authorization, consent or order of the stockholders of the Company is required under the applicable rules of NASDAQ or otherwise in connection with the sale by the Company of the Units, the Warrant Shares or the consummation by the Company of the transactions contemplated hereby.
4. The Placement Agency Agreement contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof.
5. Notwithstanding any investigation made by any party to this Agreement or by the Investor, all covenants, agreements, representations and warranties made by the Company herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor.
C. Representations, Warranties and Covenants of the Investor.
1. The Investor represents and warrants to, and covenants with, the Company that: (a) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Units, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Units, (b) the Investor has answered all questions on the Signature Page and the Investor Questionnaire for use in preparation of the Prospectus Supplement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date and (c) the Investor, in connection with its decision to purchase the number of Units set forth on the Signature Page, has reviewed the Disclosure Package and is relying only upon the Disclosure Package and the representations and warranties of the Company contained herein.
2. The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Units, or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where action for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make and has not made any representation or use of any information in connection with the issue, placement, purchase and sale of the Units, except as set forth or incorporated by reference in the Disclosure Package.
3. The Investor further represents and warrants to, and covenants with, the Company that: (a) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and (b) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4. The Investor understands that nothing in this Agreement, the Prospectus or any other materials in the Disclosure Package or otherwise presented to the Investor in connection with the purchase and sale of the Units constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.
5. The Investor represents, warrants and agrees that, since the earlier to occur of (a) the date on which the Placement Agent first contacted the Investor about the Offering and (b) the date of this Agreement, it has not engaged in any transactions in the securities of the Company in violation of securities laws (including, without limitation, any short sales involving the Company’s securities). The Investor covenants that it will not engage in any transactions in the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed. The Investor agrees that it will not use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. For purposes hereof, “short sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934 (the “Exchange Act”), whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.
6. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Investor herein will survive the execution of this Agreement, the delivery to the Investor of the Units being purchased and the payment therefor. The Placement Agent shall be a third party beneficiary with respect to covenants, agreements, representations and warranties of the Investor contained in this Section C.
D. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
E. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.
F. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
G. Governing Law. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
H. Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered (including by fax or electronically) to the other parties.
I. Termination. In the event that the Placement Agency Agreement is terminated by the Placement Agent pursuant to the terms thereof, this Agreement shall terminate without any further action on the part of the parties hereto.

Exhibit A
Form of Warrant to Purchase Common Stock
AMICUS THERAPEUTICS, INC.
WARRANT TO PURCHASE COMMON STOCK
To Purchase                                          Shares of Common Stock
Warrant No.:
Date of Issuance: March __, 2010
VOID AFTER March __, 2014
THIS CERTIFIES THAT, for value received,                                         , or permitted registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to subscribe for and purchase at the Exercise Price (defined below) from Amicus Therapeutics, Inc., a Delaware corporation (the “Company”), up to                      shares of Common Stock, par value $.01 per share (the “Common Stock”), of the Company. This warrant is one of a series of warrants issued by the Company as of the date hereof (individually a “Warrant”; collectively, “Company Warrants”) pursuant to those certain subscription agreements between the Company and each of the investors, each dated as of February 25, 2010 (each, a “Subscription Agreement”) and pursuant to a registration statement under the Securities Act on Form S-3 (File No. 333-158405) (the “registration statement”), filed with the United States Securities and Exchange Commission (the “Commission”) and declared effective on May 27, 2009.
1. DEFINITIONS. Capitalized terms used herein but not otherwise defined herein shall have their respective meanings as set forth in the Subscription Agreement. As used herein, the following terms shall have the following respective meanings:
(A) “Eligible Market” means any of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Market, The NASDAQ Global Select Market or The NASDAQ Capital Market.
(B) “Exercise Period” shall mean the period commencing six (6) months after the date hereof and ending four (4) years from the date hereof, unless sooner terminated as provided below.
(C) “Exercise Price” shall mean $  per share, subject to adjustment pursuant to Section 4 below.
(D) “Trading Day” shall mean (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any business day.

(E) “Trading Market” shall mean the OTC Bulletin Board or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.
(F) “Warrant Shares” shall mean the shares of the Common Stock issuable upon exercise of this Warrant.
2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Holder):
(A) an executed written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”); and
(B) payment of the Exercise Price either (i) in cash or by check or (ii) provided that the conditions set forth in Section 2.1 are satisfied, pursuant to Section 2.1 below.
The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Notice of Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.
Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system if the Company’s transfer agent is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Exercise Notice, in each case within three (3) business days from the delivery to the Company of the Exercise Notice and payment of the aggregate Exercise Price as set forth above. This Warrant shall be deemed to have been exercised on the date the Exercise Price is received by the Company.
The person in whose name any certificate or certificates for Warrant Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which payment of the Exercise Price was made, irrespective of the date such Warrant Shares are credited to the DTC account of the Holder’s prime broker or the date of delivery of the certificate or certificates evidencing such Warrant Shares, as the case may be, except that, if the date of such payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the opening of business on the next succeeding date on which the stock transfer books are open.
Subject to Section 2.6 and the final sentence of this paragraph and to the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. The Holder shall have the right to pursue any remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof.

2.1. NET EXERCISE. If during the Exercise Period (a) a registration statement covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”), or an exemption from registration, is not available for the issuance and resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion or (b) the Fair Market Value (as defined below) of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash or by check, the Holder may effect a “net exercise” of this Warrant in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Exercise Price, in which event, if so effected, the Holder shall receive Warrant Shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by delivery of the properly endorsed Notice of Exercise at the principal office of the Company, in which event the Company shall issue to the Holder a number of shares of the Common Stock computed using the following formula (a “Net Exercise”):

X =	Y(A-B) A

Where X	=	the number of Warrant Shares to be issued to the Holder.

Y	=	the number of Warrant Shares with respect to which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Exercise Price).

A	=	the Fair Market Value (as defined below) of one share of the Common Stock (at the date of such calculation).

B	=	Exercise Price (as adjusted to the date of such calculation).
For purposes of this Warrant, the “Fair Market Value” of one share of the Common Stock shall mean (i) the average of the closing sales prices for the shares of the Common Stock on The NASDAQ Global Market or other Eligible Market where the Common Stock is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the ten (10) consecutive trading days immediately prior to the date of the exercise of the Warrant, or (ii) if an Eligible Market is not the principal Trading Market for the shares of the Common Stock, the average of the reported sales prices reported by Bloomberg on the principal Trading Market for the Common Stock during the same period, or, if there is no sales price for such period, the last sales price reported by Bloomberg for such period, or (iii) if neither of the foregoing applies, the last sales price of such security in the over-the-counter market on the pink sheets for such security as reported by Bloomberg, or if no sales price is so reported for such security, the last bid price of such security as reported by Bloomberg, or (iv) if fair market value cannot be calculated as of such date on any of the foregoing bases, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

2.2. ISSUANCE OF NEW WARRANTS. Upon any partial exercise of this Warrant, the Company, at its expense, will forthwith and, in any event within five (5) business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of shares of the Common Stock remaining available for purchase under this Warrant.
2.3. PAYMENT OF TAXES AND EXPENSES. The Company shall pay any recording, filing, stamp or similar tax which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder’s name or the name of any transferee of all or any portion of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance, delivery or registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
2.4. RULE 144. For purposes of Rule 144 promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Net Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the applicable Subscription Agreement.
2.5. DISPUTES. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed.
2.6. EXERCISE LIMITATIONS; HOLDER’S RESTRICTIONS. A Holder, other than an Excluded Holder, shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise, such Holder (together with such Holder’s affiliates), as set forth on the applicable Notice of Exercise, would beneficially own in excess of 9.9% of the number of shares of the Common Stock outstanding immediately after giving effect to such issuance. For purposes of this Section 2.6, the number of shares of the Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of the Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of the Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other shares of the Common Stock or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2.6, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it being acknowledged by a Holder that the Company is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2.6 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which a portion of this Warrant is exercisable shall be in the sole discretion of a Holder, and the submission of a Notice of Exercise shall be deemed to be each Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by such Holder) and of which portion of this Warrant is exercisable, in each case subject to such aggregate percentage limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 2.6, in determining the number of outstanding shares of the Common Stock, a Holder may rely on the number of outstanding shares of the Common Stock as reflected in (x) the Company’s most recent Form 10-Q or Form 10-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Company’s transfer agent setting forth the number of shares of the Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of the Common Stock then outstanding. In any case, the number of outstanding shares of the Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by such Holder or its affiliates since the date as of which such number of outstanding shares of the Common Stock was reported. The provisions of this Section 2.6 may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, and the provisions of this Section 2.6 shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver). For purposes of this Section 2.6, an “Excluded Holder” shall mean a Holder (together with such Holder’s affiliates) that beneficially owned in excess of 9.9% of the number of shares of the Common Stock outstanding on the date this Warrant was issued to such Holder; provided, however, that if thereafter such Holder (together with such Holder’s affiliates) shall beneficially own 9.9% or a percentage less than 9.9% of the number of shares of the Common Stock outstanding, then such Holder shall cease to be an “Excluded Holder” hereunder.

3. COVENANTS OF THE COMPANY.
3.1. COVENANTS AS TO WARRANT SHARES. The Company covenants and agrees that all Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of the Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of the Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will use its commercially reasonable efforts to take such corporate action in compliance with applicable law as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of the Common Stock to such number of shares as shall be sufficient for such purposes. The Company further covenants and agrees to use its commercially reasonable efforts to keep the Warrant Shares authorized for listing on at least one Eligible Market and to maintain an effective registration statement with the SEC with respect to the offer or sale of the Warrant Shares.
3.2. NOTICES OF RECORD DATE AND CERTAIN OTHER EVENTS. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, at least fifteen (15) days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice specifying such date. In the event of any voluntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder, at least fifteen (15) days prior to the date of the occurrence of any such event, a notice specifying such date. In the event the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction, as defined in Section 6 herein, the Company shall mail to the Holder, at least fifteen (15) days prior to the date of the occurrence of such event, a notice specifying such date. Notwithstanding the foregoing, the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
4. ADJUSTMENT OF EXERCISE PRICE AND SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 4.
(A) If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on the Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of the Common Stock, (ii) subdivides outstanding shares of the Common Stock into a larger number of shares, or (iii) combines outstanding shares of the Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of the Common Stock outstanding immediately after such event and the number of Warrant Shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(B) If the Company, at any time while this Warrant is outstanding, distributes to holders of the Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of the Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Holder shall be entitled upon exercise of this Warrant for the purchase of any or all of the Warrant Shares, to receive the amount of Distributed Property which would have been payable to the Holder had such Holder been the holder of such Warrant Shares on the record date for the determination of stockholders entitled to such Distributed Property. The Company will at all times set aside in escrow and keep available for distribution to such holder upon exercise of this Warrant a portion of the Distributed Property to satisfy the distribution to which such Holder is entitled pursuant to the preceding sentence.
(C) Upon the occurrence of each adjustment pursuant to this Section 4, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.
(D) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.0001; provided, however, that any adjustments which by reason of this Section 4(D) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 4 (other than this Section 4(D)) not later than such time as may be required in order to preserve the tax-free nature of a distribution, if any, to the Holder of this Warrant or the Warrant Shares issuable upon the exercise hereof. All calculations under this Section 4 shall be made to the $0.0001 or to the nearest 1/1000th of a share, as the case may be. Anything in this Section 4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those required by this Section 4, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.
5. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the number of Warrant Shares to be issued will be rounded down to the nearest whole share.

6. FUNDAMENTAL TRANSACTIONS. If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another entity in which the Company is not the surviving corporation, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity shall be effected (any such transaction being hereinafter referred to as a “Fundamental Transaction”), then the Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of this Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of this Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger, or the entity purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Holder, at the last address of the Holder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase, and the other obligations under this Warrant. Notice of any such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than twenty (20) days prior to such event. The provisions of this Section 6 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions, each of which transactions shall also constitute a Fundamental Transaction.
7. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of the Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of the Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of the Common Stock, solely for the purpose of effecting the exercise of this Warrant, 100% of the Warrant Shares issuable upon exercise of this Warrant then outstanding (without regard to any limitations on exercise).

8. NO STOCKHOLDER RIGHTS. Other than as provided in Section 3.2 or otherwise herein, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.
9. TRANSFER OF WARRANT. Subject to applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto as Exhibit B to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company and its counsel. Any purported transfer of all or any portion of this Warrant in violation of the provisions of this Warrant shall be null and void.
10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.
11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile to the facsimile number specified in writing by the recipient if sent during normal business hours of the recipient on a Trading Day, if not, then on the next Trading Day, (c) the next Trading Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page hereto and to Holder at the applicable address set forth on the applicable signature page to the Subscription Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.
12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

14. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of Company Warrants representing at least two-thirds of the number of shares of the Common Stock then subject to outstanding Company Warrants. Notwithstanding the foregoing, (a) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Holder only in a manner which applies to all Company Warrants in the same fashion and (b) the number of Warrant Shares subject to this Warrant and the Exercise Price of this Warrant may not be amended, and the right to exercise this Warrant may not be waived, without the written consent of the Holder. The Company shall give prompt written notice to the Holder of any amendment hereof or waiver hereunder that was effected without the Holder’s written consent. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of February 25, 2010.

AMICUS THERAPEUTICS, INC.
By:
Name:
Title:

6 Cedar Brook Drive
Cranbury, NJ 08512

Exhibit A
FORM OF NOTICE OF EXERCISE

TO:	AMICUS THERAPEUTICS, INC.
Reference is made to that certain Warrant to Purchase Common Stock, dated March [•], 2010, No.  _____  of a series of similar Warrants to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
(1) [_] The undersigned hereby elects to purchase                      shares of the common stock, par value $.01 (the “Common Stock”), of AMICUS THERAPEUTICS, INC. (the “Company”) pursuant to the terms of the Warrant, and tenders herewith payment of the Exercise Price in full, together with all applicable transfer taxes, if any.
[_] The undersigned hereby elects to purchase                      shares of the Common Stock pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the Warrant, and shall tender payment of all applicable transfer taxes, if any.
(2) Please issue the certificate for shares of the Common Stock in the name of:

Print or type name

Social Security or other Identifying Number

Street Address

City State Zip Code
(3) If such number of shares shall not be all the shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:
Please insert social security or other identifying number:

(Please print name and address)

Dated:

(Date)	(Signature)

(Print name)

Exhibit B
FORM OF ASSIGNMENT
(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)
Dated: __________, 201[_]
Holder’s Signature:
Holder’s Address:
NOTE: The signature to this Form of Assignment must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Exhibit B
Amicus Therapeutics, Inc.
Investor Questionnaire
Pursuant to Section A(1) of Annex I to the Agreement, please provide us with the following information:
1.	The exact name under which your Shares and Warrants are to be registered. You may use a nominee if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to Question 1 above (if not the same person):

3.	The mailing address of the registered holder listed in response to Question 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in response to Question 1 above:

5.	Name of DTC Participant (your prime broker at which the account or accounts to be credited with the Shares are maintained); please include the name and telephone number of the contact person at your prime broker:

6.	DTC Participant Number:

7.	Name of Account at DTC Participant being credited with the Shares:

8.	Account Number at DTC Participant being credited with the Shares: